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Exhibit 10.6

SECURITY AGREEMENT

    SECURITY AGREEMENT, dated as of July 12, 2001, by and among UNOVA, Inc., a Delaware corporation (the "Parent"), UNOVA Industrial Automation Systems, Inc., a Delaware corporation, Intermec Technologies Corporation, a Washington corporation, R & B Machine Tool Company, a Michigan corporation, J.S. McNamara Company, a Michigan corporation, M M & E, Inc., a Nevada corporation, Intermec IP Corp., a Delaware corporation and UNOVA IP Corp., a Delaware corporation (the Parent and each such corporation is individually hereinafter referred to as a "Grantor" and the Parent together with all such corporations are hereinafter collectively referred to as the "Grantors"), and Special Value Investment Management, LLC, as Administrative Agent ("Agent"), in its capacity as Agent for Lenders.

W I T N E S S E T H:

    WHEREAS, pursuant to that certain Loan Agreement dated as of the date hereof by and among Lenders, Agent, and Grantors (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Loan Agreement"), Lenders have agreed to make the Term Loan;

    WHEREAS, in order to induce Agent and Lenders to enter into the Loan Agreement and the other Loan Documents and to induce Lenders to make the Term Loan, each Grantor has agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations;

    WHEREAS, the amount of the Obligations secured by the Restricted Collateral described herein shall not exceed $110,000,000, which amount was determined by UNOVA, Inc. to be the amount of Debt (as defined in the Indenture) secured by Restricted Collateral that is, on the date hereof, available to be incurred under Section 1008 of the Indenture without requiring UNOVA, Inc. or its domestic Subsidiaries to grant to the holders of the Existing Senior Notes (as defined in the Loan Agreement) equal and ratable liens in the Restricted Collateral; and

    NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1.  DEFINED TERMS.  The following terms shall have the following respective meanings:

    "Accounts" means, with respect to a Person, any of such Person's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, and all medical receivables.

    "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person, except with respect to a Person owning an equity interest in Parent, in which case such Person shall be deemed to be an Affiliate only if owns more than fifteen percent (15%) or more of the ownership equity interest in Parent. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

    "Chattel Paper" means, as to any Person, all of such Person's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

    "Documents" means, as to any Person, all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by such Person.

    "Enforcement Action" means, with respect to any Collateral of any Lender, repossessing, selling, leasing or otherwise disposing of all or any part of such Collateral, or exercising notification or collection rights with respect to all or any portion thereof, or attempting or agreeing to do so; commencing the enforcement with respect to such Collateral of any of the default remedies under any of the applicable agreements or documents of such Lender, the UCC or other applicable laws; commencing a lawsuit or an involuntary bankruptcy proceeding against a Grantor; any Grantor's commencing a voluntary bankruptcy proceeding; or appropriating, setting off or applying any part or all of such Collateral in the possession of, or coming into the possession of, such Lender or its agent or bailee, to such Lender's claim.

    "Equipment" means with respect to a Person, all of such Person's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by such Person and all of such Person's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

    "General Intangibles" means, with respect to a Person, all of such Person's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Person in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable to such Person from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Person.

    "Indenture" means the Indenture dated as of March 11, 1998 between UNOVA, Inc. and The First National Bank of Chicago, as trustee.

    "Instruments" means, with respect to a Person, all instruments as such term is defined in the UCC, now owned or hereafter acquired by such Person.

    "Inventory" means, with respect to a Person, all of such Person's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in the such Person's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

    "Investment Property" means, with respect to a Person, all of such Person's right, title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

    "Lorig" shall have the meaning ascribed to that term in the Lorig Agreement.

    "Lorig Agreement" means that certain Contingent Fee Agreement by and between Parent and Frederick A. Lorig dated as of January 27, 1999.

    "Payment Account" means each bank account established pursuant to this Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Agent or any of the Grantors, as the Agent may determine, on terms acceptable to the Agent.

    "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

    "Proprietary Rights" means, with respect to a Person, all of such Person's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

    "Restricted Collateral" means (1) all capital stock issued by a Restricted Subsidiary and pledged to the Agent, and all Debt (as defined in the Indenture) of a Restricted Subsidiary owned by Parent or a Restricted Subsidiary, and all of the rights and privileges of any Grantor with respect thereto, and all income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto, (2) any Operating Property (as defined in the Indenture) included in the Collateral and (3) all proceeds of the foregoing.

    "Restricted Intellectual Property" means those Proprietary Rights, including the Smart Battery and Removable Hard Disc Drive Technology, each of which is of material importance or necessary to the conduct of the business of any Grantor or which has material economic value by virtue of existing or prospective revenues from the licensing thereof and/or prosecution of claims for the infringement thereof, and all accessions, products and proceeds related thereto or arising in connection therewith, a listing of which is attached hereto as Schedule III, as updated from time to time pursuant to the provisions of Section 6.3 of the Loan Agreement.

    "Restricted Subsidiary" has the meaning set forth in the Indenture.

    "Smart Battery and Removable Disc Drive Technology" means the Proprietary Rights described on Schedule IV hereto and all accessions, products and proceeds related thereto or arising in connection therewith.

    "Supporting Obligations" means all supporting obligations as such term is defined in the UCC.

    "Unrestricted Intellectual Property" means those Proprietary Rights that are owned by Grantors, but are not included in the definition of Restricted Intellectual Property, and all accessions, products and proceeds related thereto or arising in connection therewith.

    "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

    All other capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement or in Annex A thereto. All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. This Agreement, and the rights of Agent and Bank of

America (as hereinafter defined), are subject to the terms of an Intercreditor Agreement, dated as of the date hereof, between Agent and Bank of America.

    2.  GRANT OF LIEN.

      (a) As security for all Obligations, each Grantor hereby grants to the Agent, for the benefit of the Agent and the Lenders, a continuing security interest in, lien on, assignment of and right of set-off against, all of the following property and assets of such Grantor, whether now owned or existing or hereafter acquired or arising, regardless of where located:

         (i) all Accounts;

        (ii) all Inventory;

        (iii) all contract rights;

        (iv) all Chattel Paper;

        (v) all Documents;

        (vi) all Instruments;

       (vii) all Supporting Obligations;

       (viii) all General Intangibles;

        (ix) all Equipment;

        (x) all Investment Property;

        (xi) all money, cash, cash equivalents, securities and other property of any kind of such Grantor held directly or indirectly by the Agent or any Lender;

       (xii) all of such Grantor's deposit accounts, credits, and balances with and other claims against the Agent or any Lender or any of their Affiliates or any other financial institution with which such Grantor maintains deposits, including any Payment Accounts;

       (xiii) all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing;

       (xiv) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing; and

       (xv) the stock of all such Grantor's domestic Subsidiaries.

    All of the foregoing, together with the Real Estate covered by the Mortgage(s), all equity interests in Subsidiaries pledged to the Agent and all other property of each Grantor in which the Agent or any Lender may at any time be granted a Lien as collateral for the Obligations, is herein collectively referred to as the "Total Collateral". That portion of the Total Collateral consisting of Equipment and the Real Estate covered by the Mortgages and products and proceeds of the foregoing is herein collectively referred to as the "Equipment and Real Estate Collateral". The Total Collateral other than the Equipment and Real Estate Collateral together with the stock that may be pledged to Agent pursuant to Section 3 below and any other collateral now or hereafter pledged to Agent for the benefit of Lenders is herein collectively referred to as the "Collateral".

      (b) Notwithstanding the foregoing, the Collateral shall not include:

         (i) motor vehicles, the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction;

        (ii) any asset subject to any of the following Liens to the extent the document granting or governing such Lien validly prohibits the granting of another Lien on such asset: (A) a Lien described in clause (c) or (i) of the definition of Permitted Lien in the Loan Agreement; (B) a Lien described on Schedule 6.9 of the Loan Agreement to the extent identified by the Grantors as containing a Limitation on junior Lien's; or (C) a Lien permitted under Subsections 7.18(c) and 7.18(e) of the Loan Agreement.

        (iii) cash and cash equivalents pledged to secure obligations, other than the Obligations, as contemplated and permitted under the provisions of Section 7.18 and subpart (h) of the definition of Permitted Liens in the Loan Agreement; and

        (iv) the stock of Factory Power Company, an Ohio corporation.

      (c) Notwithstanding Section 2(a) above or any contrary provision of this Agreement, the aggregate amount of Obligations secured by Restricted Collateral shall not at any time exceed the result of (a) $110,000,000, minus (b) the amount of proceeds theretofore received by the Agent as a result of the taking of any Enforcement Action by Agent with respect to Restricted Collateral and applied to reduce the aggregate amount of the Obligations outstanding.

      (d) The Smart Battery and Removable Hard Disc Drive Technology shall be subject to a junior security interest as set forth herein in favor of Agent. The Equipment and Real Estate Collateral shall be subject to a security interest senior to the Liens in favor of Bank of America as set forth in the Intercreditor Agreement in favor of Agent. All other of the Obligations shall be secured by a junior security interest in the Collateral.

    3.  FOREIGN STOCK PLEDGE.  As provided in Section 7.29 of the Loan Agreement, within sixty (60) days of the Closing Date, sixty-five percent (65%) of the equity ownership interest of the Parent and the other Grantors in their direct foreign Subsidiaries shall be pledged to the Agent, for the benefit of the Agent and the Lenders, in form and substance acceptable to Agent. If the Credit Facility of the Foreign Subsidiaries is in effect, a pledge of the stock of the foreign Subsidiaries is required thereunder, and no Foreign Subsidiary Credit Facility Guaranty is then in effect or required in connection with the Credit Facility of the Foreign Subsidiaries, the Agent, at the request of the Parent, shall be authorized to release the pledge of equity ownership interests of the Parent and the other Borrowers in their foreign Subsidiaries.

    4.  PERFECTION AND PROTECTION OF SECURITY INTEREST.

      (a) Each Grantor shall, at its expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including: (i) executing, delivering and/or filing and recording of the Mortgage(s), the Copyright Security Agreements, the Patent and Trademark Agreements with respect to the Restricted Intellectual Property, applicable stock pledge agreements and executing and filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Agent with respect to the Collateral; (ii) delivering to Bank of America, N.A. (together with its successor agents, "Bank of America"), for the benefit of the lenders under the Revolving Credit Agreement and (for so long as any portion of the Total Facility (as defined in the Revolving Credit Agreement) shall remain in place) the Lenders the originals of all material Instruments, Documents, and Chattel Paper, and all other material Collateral of which Bank of America determines it should have physical possession in order to perfect and protect Bank of America's security interest therein, duly pledged, endorsed or assigned to Bank of America without restriction; (iii) delivering to Bank of America warehouse receipts covering any material portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any material portion of the Collateral for which certificates of title have been issued; (iv) when an Event of Default has occurred and is continuing, transferring Inventory to warehouses or other locations designated by Bank of America; (v) placing notations on such Grantor's books and records to disclose the Agent's security interest; (vi) obtaining control agreements from securities intermediaries with respect to financial assets in the possession of securities intermediaries; (vii) assigning and delivering to Bank of America all Supporting Obligations, including letters of credit on which such Grantor is named beneficiary with the written consent of the issuer thereof; and (viii) taking such other steps as reasonably are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens; provided, however, that any action required to be taken, or any right afforded, in clauses (ii), (iii), (iv), (vi) and (vii) above in favor of Bank of America shall, in the event that any of the obligations (other than contingent obligations) of the Grantors under the Loan Agreement shall remain outstanding after such time as the Total Facility (as defined in the Revolving Credit Agreement) shall cease to be in effect, be taken or afforded, as the case may be, in favor of the Agent. To the extent permitted by applicable law, the Agent may file, without any Grantor's signature, one or more financing statements disclosing the Agent's Liens. Each Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement.

      (b) If any material portion of the Collateral is at any time in the possession or control of any warehouseman, bailee or any of such Grantor's agents or processors, then such Grantor shall notify the Agent thereof and shall use its best efforts to obtain a bailee letter within sixty (60) days of the Closing Date, unless notified to the contrary by Agent, acknowledged by the bailee that notifies such Person of the Agent's security interest in such Collateral and instructs such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions. If at any time any material portion of the Collateral is located in any operating facility of a Grantor that is leased by such Grantor, then such Grantor shall use its best efforts to obtain written landlord lien waivers or subordinations within sixty (60) days of the Closing Date, unless notified to the contrary by Agent, in form and substance reasonably satisfactory to the Agent, that waive or subordinate all present and future Liens which the owner or lessor of such premises may be entitled to assert against the Collateral. Pending receipt of such bailee letters and landlord waivers or subordinations, Agent may establish such reserves relating to the Collateral as Agent shall deem appropriate.

      (c) From time to time, each Grantor shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral and the Equipment, but such Grantor's failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral and the Equipment with respect to such Grantor. So long as the Loan Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral.

    5.  LOCATION OF COLLATERAL.  Each Grantor represents and warrants to the Agent and the Lenders that: (A) Schedule I is a correct and complete list of each Grantor's chief executive office, the location of its books and records, the locations of the Collateral and the Equipment and the locations of all of its other places of business; and (B) Schedule I, as updated from time to time in accordance with the updating provisions relating to schedules as described in Section 6.3 of the Loan Agreement, correctly identifies any of such facilities and locations that are not owned by each Grantor and sets forth the names of the owners and lessors or sublessors of such facilities and locations. Each Grantor covenants and agrees that it will not (a) maintain any material portion of its Collateral or Equipment at any location other than those locations listed for such Grantor on Schedule I, as updated from time to time in accordance with the updating provisions relating to schedules as described in Section 6.3 of the Loan Agreement, or other locations provided Agent shall have a perfected security interest in the Collateral or Equipment located therein, or (b) change the location of its chief executive office from the location identified in Schedule I, as updated from time to time in accordance with the updating provisions relating to schedules as described in Section 6.3 of the Loan Agreement, unless it gives the Agent at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Agent reasonably requests in connection therewith. Without limiting the foregoing, subject to Section 4(b), each Grantor represents that all material portions of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory will be, located either (a) on premises owned by such Grantor, (b) on premises leased by such Grantor, provided that the Agent has received an executed landlord waiver from the landlord of such premises in form and substance reasonably satisfactory to the Agent, or (c) in a warehouse or with a bailee, provided that the Agent has received an executed bailee letter from the applicable Person in form and substance reasonably satisfactory to the Agent. Each Grantor further covenants and agrees that it will not move any material portion of its Collateral or Equipment to any location other than those locations listed for such Grantor on Schedule I, as updated from time to time in accordance with the updating provisions relating to schedules as described in Section 6.3 of the Loan Agreement unless such Grantor shall first: (a) provide reasonable notice to Agent, to include a detailed description of the location and Collateral or Equipment to be moved, and (b) execute such financing statements and other documents for such other actions as Agent reasonably requests to perfect its security interest therein.

    6.  JURISDICTION OF ORGANIZATION.  Schedule II hereto identifies the jurisdiction in which each Grantor is incorporated or organized.

    7.  TITLE TO, LIENS ON, AND SALE AND USE OF COLLATERAL.  Each Grantor represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (a) all of the Collateral and Equipment is and will continue to be owned by such Grantor free and clear of all Liens whatsoever, except for Permitted Liens and other Liens permitted under Section 7.18 of the Credit Agreement and in the case of the Smart Battery and Disc Drive Technology, rights in favor of Lorig currently set forth in the Lorig Agreement and any Liens that are now or hereafter granted to Lorig in the Smart Battery and Disc Drive Technology to secure such rights; (b) the Agent's Liens in the Collateral and Equipment will not be subject to any prior Lien except for those Liens identified in clauses (a), (c), (d), (f), (g), and (i) of the definition of Permitted Liens, Liens identified as superior to those of the Agent on Schedule 6.9 to the Loan Agreement, Liens permitted to be superior to Liens of the Agent pursuant to Section 7.18(c) and 7.18(e) of the Loan Agreement and Liens in favor of Lorig to the extent described in clause (a) above; and (c) such Grantor will use, store, and maintain the Collateral and Equipment with all reasonable care and will use such Collateral and Equipment for lawful purposes only.

    8.  APPRAISALS.  Whenever a Default or Event of Default exists, and at such other times as set forth in the Loan Agreement, each Grantor shall, at its expense and upon the Agent's request, provide the Agent with appraisals or updates thereof of any or all of the Collateral and Equipment from an appraiser, and prepared on a basis, satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.

    9.  ACCESS AND EXAMINATION.  The Agent, accompanied by any Lender which so elects, may upon reasonable notice and at all reasonable times during regular business hours (and without notice at any time when a Default or Event of Default exists and is continuing) have access to, examine, audit, make extracts from or copies of and inspect any or all of Grantors' records, files, and books of account and the Collateral and Equipment, and discuss the Grantors' affairs with the Grantors' officers and management. The Grantors will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for the Grantors. The

Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Grantors' expense, make copies of all of the Grantors' books and records, or require the Grantors to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Grantors' respective personnel, supplies, and Real Estate as may be reasonably necessary for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any reasonable time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

    10.  COLLATERAL REPORTING.  The Grantors shall provide the Agent with the following documents at the following times in form satisfactory to the Agent: (a) at the times specified in Section 5.2(l) of the Loan Agreement, or more frequently if requested by the Agent, copies of all appraisals of any portion of the Collateral; (b) upon request, copies of invoices in connection with each Grantor's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with such Grantor's Accounts and for Inventory and Equipment acquired by each Grantor, purchase orders and invoices; (c) upon request, a statement of the balance of each of the Intercompany Accounts; (d) such other reports as to the Collateral of each Grantor as the Agent shall reasonably request from time to time; and (e) with the delivery of each of the foregoing, a certificate of the Grantors executed by an officer of the Parent on behalf of all of the Grantors certifying as to the accuracy and completeness of the foregoing. If any of the Grantors' records or reports of the Collateral are prepared by an accounting service or other agent, each such Grantor hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

    11.  ACCOUNTS.

      (a) Each Grantor hereby represents and warrants to the Agent and the Lenders, with respect to such Grantor's Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by such Grantor, or rendition of services by such Grantor, in the ordinary course of such Grantor's business (except with respect to progress payments received in connection with certain long term contractual agreements that such Grantor has entered into in the ordinary course of business, but in each such case, such Grantor shall identify for the benefit of Agent all material facts relevant to any such progress payments and contract, all in such detail as Agent shall reasonably require); (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim except those known to such Grantor and disclosed to the Agent and the Lenders pursuant to this Security Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Agent and the Lenders in accordance with this Security Agreement; (iv) each copy of an invoice delivered to the Agent by such Grantor will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of such Grantor described in each invoice will have been performed.

      (b) None of the Grantors shall re-date any invoice or sale or make sales on extended dating beyond that customary in such Grantor's business or extend or modify any Account. If any Grantor becomes aware of any matter materially adversely affecting the collectibility of any Account or the Account Debtor therefor involving an amount greater than $1,000,000, including information regarding the Account Debtor's creditworthiness, such Grantor will promptly so advise the Agent.

      (c) None of the Grantors shall accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the Agent's written consent other than in the ordinary course of business and only then if the principal balance of such note or other instrument, together with all other such notes and instruments, does not exceed in the aggregate $5,000,000. If the Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and such Grantor will promptly deliver such instrument to Bank of America for the benefit of the lenders under the Revolving Credit Agreement and (for so long as any portion of the Total Facility shall remain in place) the Lenders, endorsed by such Grantor to Bank of America in a manner satisfactory in form and substance to Bank of America; provided however, that in the event that any of the obligations (other than contingent obligations) of the Grantors under the Loan Agreement shall be outstanding after such time as the Total Facility shall cease to be in effect, such Grantor shall deliver such instrument to the Agent for the benefit of the Lenders and shall endorse such instrument in a manner satisfactory to the Agent. Regardless of the form of presentment, demand, notice of protest with respect thereto, such Grantor shall remain liable thereon until such instrument is paid in full.

      (d) Each Grantor shall notify the Agent promptly of all disputes and claims in excess of $1,000,000, with any Account Debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit or allowance shall be granted to any such Account Debtor without the Agent's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of such Grantor's business when no Event of Default then exists hereunder. Each Grantor shall send the Agent a copy of each credit memorandum (other than any credit memorandum that arises as a result of a routine internal billing error or other typographical or administrative error) in excess of $1,000,000, as soon as issued. The Agent may at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Majority Lenders, as applicable, shall consider advisable and, in all cases, the Agent will deposit in the Grantors' account the net amounts received by the Agent in payment of any Accounts.

      (e) If an Account Debtor returns any Inventory to any Grantor when no Event of Default exists, then such Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount in accordance with the Grantor's customary procedures. Each Grantor shall immediately report to the Agent any return involving an amount in excess of $1,000,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to any Grantor when an Event of Default exists, such Grantor, upon the request of the Agent or Bank of America, whichever entity holds the senior Lien with respect to such Inventory at the time of return (the party in such position the "Senior Agent"), shall: (i) hold such returned Inventory in trust for the Senior Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of such returned Inventory solely according to the Senior Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Senior Agent's prior written consent. All returned Inventory shall be subject to the Agent's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and such returned Inventory shall not be Eligible Inventory.

    12.  COLLECTION OF ACCOUNTS; PAYMENTS.

    Pursuant to that certain Security Agreement dated the date hereof by and among Bank of America and the Grantors (the "Bank Security Agreement"), the Grantors have agreed, among other things, to make collection of all Accounts and other Collateral for Bank of America, to receive all payments as Bank of America's trustee, and immediately to deliver all payments in their original form duly endorsed in blank into a Payment Account established for the account of such Grantor at a Clearing Bank acceptable to Bank of America, subject to a Blocked Account Agreement (as defined in the Revolving Credit Documents). In the event that any of the obligations (other than contingent obligations) of the

Grantors under the Loan Agreement shall remain outstanding after such time as the Total Facility shall cease to be in effect, the Grantors shall instruct all Account Debtors to make all payments directly to the address established for such service by the Agent and the Agent shall succeed to all rights and privileges of Bank of America relating to the Accounts pursuant to Section 12 of the Bank Security Agreement.

    13.  INVENTORY; PERPETUAL INVENTORY.

    Each Grantor represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all material portions of the Inventory owned by such Grantor is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Grantor's business, and is and will be fit in all material respects for such purposes. Each Grantor will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Grantor's business. No Grantor will, without the prior written consent of the Agent, acquire or accept any Inventory on consignment or approval. Each Grantor agrees that all Inventory produced by such Grantor in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Grantor will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Agent requests. Each Grantor will maintain a perpetual inventory reporting system at all times. No Grantor will, without the Agent's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis except in the ordinary course of each Grantor's business.

    14.  EQUIPMENT.

      (a) Each Grantor represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all or substantially all of the Equipment owned by such Grantor is and will be used or held for use in such Grantor's business, and, except as otherwise contemplated or permitted herein or in the Loan Agreement, is and will be fit in all material respects for such purposes. Each Grantor shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

      (b) No Grantor shall permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a Lien. No Grantor will, without the Agent's prior written consent, alter or remove any identifying symbol or number on any of such Grantor's Equipment constituting Collateral.

      (c) Except as set forth in the Loan Agreement, no Grantor shall, without the Agent's prior written consent, sell, lease as a lessor, or otherwise dispose of any of such Grantor's Equipment.

    15.  DOCUMENTS, INSTRUMENTS, AND CHATTEL PAPER.  Each Grantor represents and warrants to the Agent and the Lenders that (a) all Documents, Instruments, and Chattel Paper describing, evidencing, or constituting Collateral and Equipment, and, to the knowledge of each Grantor, all signatures and endorsements thereon by any of the Parent or its Subsidiaries, are and will be complete, valid, and genuine, and (b) all goods evidenced by such Documents, Instruments, and Chattel Paper are and will be owned by such Grantor, free and clear of all Liens other than Permitted Liens and other Liens not prohibited by the Loan Agreement.

    16.  RIGHT TO CURE.  The Agent may, in its discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of any Grantor hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral and Equipment or the Agent's Liens therein, and which such Grantor fails to pay or do, including payment of any judgment against such Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's or bailee's claim, and any other Lien upon or with respect to the

Collateral and Equipment. All payments that the Agent makes under this Section 16 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be paid by the Grantors within two (2) Business Days following demand therefor by the Agent or the applicable Lender. Any payment made or other action taken by the Agent under this Section 16 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

    17.  POWER OF ATTORNEY.  Each Grantor as to itself, hereby appoints the Agent and the Agent's designee as such Grantor's attorney, with power: (a) to endorse such Grantor's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) to sign such Grantor's name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of such Grantor's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to such Grantor; (d) to send requests for verification of Accounts to customers or Account Debtors; (e) subject to the provisions of the Intercreditor Agreement to complete in such Grantor's name or the Agent's name, any order, sale or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof; (f) to clear Inventory through customs in such Grantor's name, the Agent's name or the name of the Agent's designee, and to sign and deliver to customs officials powers of attorney in such Grantor's name for such purpose; and (g) to do all things necessary to carry out the Loan Agreement and this Security Agreement. Each Grantor ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Loan Agreement has been terminated and the Obligations have been fully satisfied.

    18.  THE AGENT'S AND LENDER'S RIGHTS, DUTIES AND LIABILITIES.

      (a) Each Grantor assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral, except for such liability resulting from the gross negligence or willful misconduct of the Agent or any Lender. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral or Equipment release any Grantor from any of the Obligations. Following the occurrence and during the continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from any Grantor, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral and Equipment, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Grantor for the Obligations or under the Loan Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and any Grantor.

      (b) It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Agent nor any Lender shall have any obligation or liability under any contract or license by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any contract or license pursuant hereto. Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

      (c) Bank of America or Agent, whichever shall hold the senior Lien with respect to any Collateral at any time after a Default or Event of Default (the entity in such position the "Senior Lienholder"), may at any time after a Default or Event of Default shall have occurred and be continuing, without prior notice to any Grantor, notify Account Debtors, parties to the Contracts and obligors in respect of Instruments and Chattel Paper, that the Accounts and the right, title and interest of each Grantor in and under such Contracts, Instruments and Chattel Paper have been assigned to Senior Lienholder, and that payments shall be made directly to Senior Lienholder, for itself and the benefit of Lenders or the lenders under the Revolving Credit Agreement, as applicable. Upon the request of Senior Lienholder during the existence of an Event of Default, each Grantor shall so notify Account Debtors, parties to Contracts and obligors in respect of Instruments and Chattel Paper.

      (d) Agent may at any time in Agent's own name or in the name of any Grantor communicate with Account Debtors, parties to Contracts, obligors in respect of Instruments and obligors in respect of Chattel Paper to verify with such Persons, to Agent's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper. If a Default or Event of Default shall have occurred and be continuing, each Grantor, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent's request the following reports with respect to such Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may request. Each Grantor, at its own expense, shall deliver to Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

    19.  PATENT, TRADEMARK AND COPYRIGHT COLLATERAL.

      (a) To the best knowledge of such Grantor, no Grantor has any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule 6.12 to the Loan Agreement, as updated from time to time. This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreement with the United States Copyright Office and filing of the Patent and Trademark Agreements with the United States Patent and Trademark Office, perfected Liens in favor of Agent on all of each Grantor's patents, trademarks and copyrights listed thereon and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from such Grantor. Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent and Trademark Agreements with the United States Patent and Trademark Office and the filing of appropriate financing statements, all action necessary or desirable to protect and perfect Agent's Lien on any Grantor's patents, trademarks or copyrights shall have been duly taken, except for the Unrestricted Intellectual Property.

      (b) Each Grantor shall notify Agent promptly after any Responsible Officer becomes aware or has reason to know that any application or registration relating to any patent, trademark or copyright (now or hereafter existing), other than with respect to the Unrestricted Intellectual Property, may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court)

  regarding such Grantor's ownership of any patent, trademark or copyright, its right to register the same, or to keep and maintain the same, other than with respect to the Unrestricted Intellectual Property.

      (c) In no event shall any Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any patent, trademark or copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any instance in which a Responsible Officer is aware of such application filing without giving Agent notice at Agent's request thereof, and, upon request of Agent, such Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Agent may request to evidence Agent's Lien on such patent, trademark or copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

      (d) Each Grantor shall take all reasonable actions necessary or requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the patents, trademarks and copyrights (now or hereafter existing), other than with respect to the Unrestricted Intellectual Property, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, except with respect to the Unrestricted Intellectual Property, which Grantors may, in their discretion to the extent consistent with commercially reasonable business practices and while no Default or Event of Default exists, abandon or cancel or allow to lapse or terminate.

    20.  INDEMNIFICATION.  In any suit, proceeding or action brought by Agent or any Lender relating to any Account, Chattel Paper, Contract, Document, General Intangible or Instrument for any sum owing thereunder or to enforce any provision of any Account, Chattel Paper, Contract, Document, General Intangible or Instrument, each Grantor will save, indemnify and keep Agent and Lenders harmless from and against any loss or damage (including reasonable attorneys' fees and the reasonable allocated costs of internal counsel) suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder and arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from any Grantor, except in the case of Agent or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. For purposes of this Security Agreement, reasonable attorneys' fees incurred after the Closing Date and while no Default or Event of Default exists shall mean reasonable fees and expenses of one law firm acting on behalf of the Agent. At any other time after the Closing Date and while a Default or an Event of Default exists, reasonable attorneys' fees for purposes of this paragraph shall mean reasonable fees and expenses of one law firm acting on behalf of the Agent. All such obligations of any Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against Agent or any Lender.

    21.  JOINT AND SEVERAL STATUS.  Each grant of a security interest, lien, agreement, consent, warranty, representation or obligation of the Grantors herein shall be deemed to be made or to have been made by the Grantors on a joint and several basis.

    22.  ADDITIONAL RIGHTS OF CONTRIBUTION.  Each Grantor hereby agrees that to the extent that any individual Grantor or entity obligated hereunder shall have paid an amount hereunder, granted a security interest hereunder in the Collateral or in the Equipment pursuant to this Agreement which would, but for this provision, result in rendering such Grantor or entity insolvent for purposes of state or federal fraudulent conveyance laws, such Grantor shall be entitled to seek and receive contribution from and against any other Grantor hereunder to the extent such contribution would not render such other Grantor insolvent under such state or federal fraudulent conveyance laws. The provisions of this Section 22 shall in no respect limit the obligations and liabilities of any Grantor to any of Agent and Lenders and each Grantor shall remain liable to Agent and Lenders for the full amount of such Grantor's Obligations hereunder

    23.  LIMITATION ON LIENS ON COLLATERAL.  No Grantor will create, permit or suffer to exist, and will defend the Collateral and Equipment against, and take such other action as is necessary to remove, any Lien on the Collateral and Equipment except Permitted Liens and other Liens not prohibited by the Loan Agreement, and will defend the right, title and interest of Agent and Lenders in and to any of such Grantor's rights under the Collateral and Equipment against the claims and demands of all Persons whomsoever, except Permitted Liens and other Liens not prohibited by the Loan Agreement.

    24.  NOTICE REGARDING COLLATERAL. Each Grantor will advise Agent promptly after any Responsible Officer becomes aware, in reasonable detail, (i) of any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral and Equipment, and (ii) of the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect.

    25.  REMEDIES; RIGHTS UPON DEFAULT.

      (a) In addition to all other rights and remedies granted to it under this Security Agreement, the Loan Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, and subject to the terms of the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral or Equipment is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Agent's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral and Equipment, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral or Equipment (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral or Equipment so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Agent shall have the right to conduct such sales on any Grantor's premises or elsewhere and shall have the right to use any Grantor's premises without charge for such time or times as Agent deems necessary or advisable.

      (b) Each Grantor further agrees, at Agent's request in connection with the Agent's exercise of its remedies hereunder, to assemble the Collateral and Equipment and make it available to Agent at places which Agent shall select, whether at such Grantor's premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of Collateral or Equipment in connection with Agent's exercise of its remedies hereunder, Agent shall have the right to hold or use Collateral and Equipment, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral and Equipment or its value or for any other purpose deemed appropriate by Agent. Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral and Equipment while Collateral and Equipment is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and Equipment and to enforce any of Agent's remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Loan Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, shall Agent account for the surplus, if any, to the Grantors. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral or Equipment except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Each Grantor shall remain jointly and severally liable for any deficiency if the proceeds of any sale or disposition of the Collateral or Equipment are insufficient to pay all Obligations, including any attorneys' fees or other expenses incurred by Agent or any Lender to collect such deficiency.

      (c) Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral or Equipment.

    26.  GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY.  For the purpose of enabling Agent to exercise rights and remedies under Section 25 hereof (including, without limiting the terms of Section 25 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral or Equipment) at such time as Agent shall be lawfully entitled to exercise such rights and remedies during the continuance of an Event of Default, each Grantor hereby grants to Agent, for the benefit of Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Proprietary Rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, in each case, to the extent not prohibited by licenses, contracts and other agreements related thereto that are known to Agent in advance based on receipt of notice from Grantors (it being understood and agreed specifically that Agent shall be deemed to be aware of customary limitations existing on commercial software and programs, Grantors shall advise Agent if any non-customary limitations exist prior to the Closing Date and no Grantor shall enter into any such limiting license, contract or other agreement without the consent of the Agent other than customary limitations on commercial software and programs. Any license, sale or other disposition of any Proprietary Rights by Agent in full or partial satisfaction of the Obligations shall either be on commercially reasonable terms or on terms permitted by the provisions of the UCC or other statutes governing such license, sale or disposition. Agent shall apply the net proceeds of any such license, sale or other disposition to the Obligations as provided herein and in the Loan Agreement or, if applicable, the Intercreditor Agreement, and only thereafter and after paying any other amount required by any applicable provision of law, shall Agent account for the surplus, if any, to the Grantors.

    27.  LIMITATION ON AGENT'S AND LENDERS' DUTY IN RESPECT OF COLLATERAL AND EQUIPMENT.  Agent and each Lender shall use reasonable care with respect to the Collateral and Equipment in its possession or under its control. Neither Agent nor any Lender shall have any other duty as to any Collateral or Equipment in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

    28.  MISCELLANEOUS.

      (a)  Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      (b)  Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Loan Agreement.

      (c)  Severability.  Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Loan Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Agent, Lenders and each Grantor with respect to the matters referred to herein and therein.

      (d)  No Waiver; Cumulative Remedies.  Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and each Grantor.

      (e)  Limitation by Law.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

      (f)  Termination of this Security Agreement.  Subject to Section 28(a) hereof, this Security Agreement shall terminate upon the payment in full of all other Obligations (other than indemnification Obligations as to which no claim has been asserted).

      (g)  Successors and Assigns.  This Security Agreement and all obligations of each Grantor hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of each Grantor) and shall, together with the rights and remedies of Agent, for the benefit of Agent and Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Agent, for the benefit of Agent and Lenders, hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

      (h)  Counterparts.  This Security Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement.

      (i)  Governing Law.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY, CITY OF LOS ANGELES, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GRANTORS, AGENT AND LENDERS PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF LOS ANGELES COUNTY, CITY OF LOS ANGELES, AND, PROVIDED, FURTHER, NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH IN SECTION 13.8 OF THE LOAN AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF

  ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

      (j)  Waiver of Jury Trial.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, LENDERS, AND GRANTORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

      (k)  Section Titles.  The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

      (l)  No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

      (m)  Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 28(i) and Section 28(j), with its counsel.

      (n)  Benefit of Lenders.  All Liens granted or contemplated hereby shall be for the benefit of Agent and Lenders, and all proceeds or payments realized from Collateral or Equipment in accordance herewith shall be applied to the Obligations in accordance with the terms of the Loan Agreement.

(SIGNATURE PAGE FOLLOWS)

    IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:
UNOVA, INC.
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer
UNOVA INDUSTRIAL AUTOMATION SYSTEMS, INC.
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer
INTERMEC TECHNOLOGIES CORPORATION
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer
R & B MACHINE TOOL COMPANY
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer
J.S. MCNAMARA COMPANY
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer

M M & E, INC.
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer
INTERMEC IP CORP.
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer
UNOVA IP CORP.
By:	/s/ ELMER C. HULL, JR. Elmer C. Hull, Jr. Vice President and Treasurer
AGENT:
SPECIAL VALUE INVESTMENT MANAGEMENT, LLC
By:	/s/ MARK HOLDSWORTH

Name:	Mark Holdsworth

Title:	Member

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SECURITY AGREEMENT
W I T N E S S E T H
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